2Q 2013 Earnings Release July 19, 2013

2 Important Cautionary Statement The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, the Company presents net interest income and net interest margin on a fully taxable-equivalent (“FTE”) basis, and ratios on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation may contain forward-looking statements. Statements regarding efficiency ratio goals and expected normalized levels of credit-related expenses and operating losses are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and in other periodic reports that we file with the SEC. Those factors include: our framework for managing risks may not be effective in mitigating risk and loss to us; as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of nonperforming assets are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; the failure of the European Union to stabilize the fiscal condition and creditworthiness of its weaker member economies could have international implications potentially impacting global financial institutions, the financial markets, and the economic recovery underway in the U.S.; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or as a result of certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we may face certain risks as a servicer of loans, or also may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; as a financial services company, changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; changes which are being considered in the method for determining LIBOR may affect the value of debt securities and other financial obligations held or issued by SunTrust that are linked to LIBOR, or may affect the Company's financial condition or results of operations; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on your common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even from inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

3 2Q 13 Summary Earnings • Earnings per diluted share of $0.68, up 36% compared to $0.50 per share in the prior year • Net income available to common shareholders grew to $365 million Revenue • Net interest income 1% lower sequentially due to lower commercial loan swap income • Noninterest income declined slightly from the prior quarter, as broad-based growth in most categories was offset by lower mortgage revenue Expenses • Expenses down 10% from prior year, due to widespread reductions in core operating and cyclically high costs 1 • Expenses increased 2% from prior quarter. Core operating costs declined; cyclical costs higher 1 Balance Sheet • Average performing loans $0.6 billion higher than prior quarter; portfolio diversification continued, with increases in C&I and CRE • Average deposits up 1% from prior year, as DDA increased, while higher-cost time deposits continued to runoff. Average deposits down 1% from prior quarter, as an increase in DDA was more than offset by declines in MMA and NOW balances Credit and Capital • Nonperforming loans declined 22% from prior quarter • Net charge-off ratio improved to 0.59% annualized • NPLs and NCOs at their lowest levels in over five years • Tier 1 common ratio increased to 10.15% (estimated) • Quarterly common stock dividend increased from $0.05 to $0.10 per share, and $50 million of common stock was repurchased 1. Please refer to page 29 of the appendix for additional detail on cyclical costs

Net Income Available To Common & Diluted EPS

Earnings and Diluted EPS Improved from Prior Quarter and Prior Year

($ in millions, except EPS)



$1,066
$753
$0.58
$0.50
$0.65
$0.63
$0.68
$270
$313
$350
$340
$365
2Q 12
3Q 12¹
4Q 12
1Q 13
2Q 13
Net Income Available to Common (Ex 3Q 12 Items)
3Q 12 Items
EPS (Ex 3Q 12 Items)

Prior Quarter Variance

- EPS increase of $0.05, or 8%
  - → Net income available to common was up $25 million, or 7%
  - → 2Q 13 benefitted from a lower provision for credit losses, higher noninterest income across most categories, and a seasonal reduction in employee benefits; this was partially offset by a reduction in mortgage revenue

Prior Year Variance

- EPS increase of $0.18, or 36%
  - → Improvement driven by declines in expenses and provision for credit losses, partially offset by lower revenue

1. 3Q 12 reported EPS was $1.98. The $0.58 excludes the $1.40 impact related to the actions announced in 3Q 12, including the accelerated termination of the agreements regarding The Coca-Cola Company stock; the moves to HFS of certain residential NPLs, CRE NPLs, student loans, and GNMA loans; the mortgage repurchase provision; the charitable contribution of The Coca-Cola Company shares; and the Affordable Housing write-down

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SunTrust

5 Net Interest Income - FTE ($ in millions) Prior Quarter Variance • Net interest income declined $9 million → Lower commercial loan swap income partially offset by one additional business day and higher average loan balances • Net interest margin declined eight basis points, as lower asset yields were partially offset by a decline in deposit rates Prior Year Variance • Net interest income declined $64 million → Interest income was down $147 million, primarily attributable to lower asset yields, the elimination of The Coca-Cola Company dividend income, and reduced income from commercial loan swaps → Interest expense declined $82 million, driven by a more favorable deposit mix, lower deposit rates paid, and a significant reduction in long-term debt expense Net Interest Income Declined Modestly from 1Q 13 $1,306 $1,301 $1,276 $1,251 $1,242 3.39% 3.38% 3.36% 3.33% 3.25% 2.80% 3.00% 3.20% 3.40% 3.60% 3.80% 4.00% $500 $1,000 $1,500 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Net Int rest Income Net Interest Margin NOTE: Totals may not foot due to rounding

6 Noninterest Income 1. Please refer to the appendix for adjustment detail NOTE: Totals may not foot due to rounding Prior Quarter Variance • Noninterest income declined $5 million → Reduction in mortgage revenue due to the rapid increase in interest rates during the latter part of the quarter → Largely offset by increases in other categories, including investment banking income and wealth management fees Prior Year Variance • Noninterest income declined $82 million → Declines in mortgage servicing related income and trading income partially offset by lower mortgage repurchase provision $920 $729 $1,000 $875 $855 $20 $1,812 $15 ($11) $3 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Adjuste Noninterest Income¹ Adjustment Items¹ $2,542 $940 $1,015 $858 $863 ($ in millions) Noninterest Income Declined Marginally from Prior Quarter

7 $1,532 $1,537 $1,510 $1,363 $1,397 $14 $189 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Adjusted Noninterest Expense¹ Adjustment Items¹ Noninterest Expense 1. Please refer to the appendix for adjustment detail 2. Please refer to page 29 of the appendix for additional detail on cyclical costs NOTE: Totals may not foot due to rounding Prior Quarter Variance • Noninterest expense increased $34 million, or 2% → Primarily due to cyclical increases in operating losses and collections expense 2 → Partially offsetting these were reductions in core operating costs Prior Year Variance • Noninterest expense declined $149 million, or 10% → $57 million decline in credit-related costs and operating losses 2 → $25 million ecrease in employee compensation ($ in millions) $1,546 $1,397 $1,726 $1,510 $1,363 Expenses Down Significantly from Prior Year and Up Slightly from Prior Quarter

8 Tangible Efficiency Ratio – Adjusted Basis1 1. Calculated on a tangible basis and excluding certain items that are material and/or potentially nonrecurring. The GAAP efficiency ratios for 2Q 12, 3Q 12, 4Q 12, 1Q 13, and 2Q 13 were 68.8%, 44.9%, 65.9%, 64.5%, and 66.6%, respectively. Please refer to the appendix for the GAAP reconciliations Continue to Target <60% Long-term 68.3% 75.2% 66.0% 63.8% 66.4% 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Elevated Due to $371 Million Mortgage Repurchase Provision

Credit Quality

Asset Quality Continued to Improve

($ in millions)

Net Charge-offs[1]



Core Net Charge-offs
Impact of Selected Items
NCOs to Avg. Loans (annualized)
$511
$172
$398
$118
1.14%
1.64%
1.30%
0.76%
0.59%
$350
$339
$280
$226
$179
2Q 12
3Q 12
4Q 12
1Q 13
2Q 13

Provision Expense[1]



Core Provision
Impact of Selected Items
$450
$172
$328
$118
$300
$278
$210
$212
$146
2Q 12
3Q 12
4Q 12
1Q 13
2Q 13

Allowance for Loan and Lease Losses



ALLL ($)
ALLL Ratio
$2,300
$2,239
$2,174
$2,152
$2,125
1.85%
1.84%
1.80%
1.79%
1.75%
2Q 12
3Q 12
4Q 12
1Q 13
2Q 13

Nonperforming Assets[1,2]



Nonperforming Loans
Other Assets
$2,800
$342
$2,458
$2,085
$354
$1,731
$1,857
$310
$1,547
$1,740
$273
$1,467
$1,395
$254
$1,141
2Q 12
3Q 12
4Q 12
1Q 13
2Q 13

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale, and a $172 million charge-off and provision for credit loss were recognized. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and a $39 million charge-off and provision for credit loss were recognized. Also in 4Q 12, $232 million of loans that were discharged from Chapter 7 bankruptcy were reclassified as nonperforming, and a $79 million charge-off and provision for credit loss were recognized
2. In 2Q 13, $220 million of loans previously discharged from Chapter 7 bankruptcy were returned to performing status, due to their being current for six consecutive months from the time they were categorized as nonperforming

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SunTrust

10 $56.2 $57.2 $57.6 $58.5 $59.4 $44.3 $43.9 $42.8 $41.4 $41.2 $20.2 $20.6 $19.6 $19.4 $19.5 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Commercial Residential Consumer Loans Average Performing Loans Prior Quarter Variance • Commercial loan growth of $0.9 billion, or 1%, was driven by increases in C&I and commercial real estate • Guaranteed mortgage loan runoff continued Prior Year Variance • Performing loans were down slightly → Commercial increased $3.1 billion; C&I grew $3.7 billion, or 7%, partially offset by a combined $0.6 billion decline in CRE and commercial construction → Residential declined $3.2 billion, or 7%, due predominantly to guaranteed mortgage sales in 2H 12 → Consumer declined $0.7 billion, or 4%; the decline associated with guaranteed student loan sales was partially offset by a $0.8 billion organic increase in indirect loans NOTE: Totals may not foot due to rounding $120.8 $121.7 $120.0 $119.4 ($ in billions) Average Performing Loans Were Up Modestly from Prior Quarter $120.0

11 $36.6 $37.9 $39.4 $38.1 $38.7 $25.0 $24.8 $25.6 $26.4 $26.0 $41.9 $41.5 $42.5 $43.0 $41.8 $5.2 $5.2 $5.2 $5.5 $5.8 $17.2 $16.0 $15.2 $14.7 $14.2 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 DDA NOW Money Market Savings Time Deposits Average Client Deposits Prior Quarter Variance • Client deposits declined $1.1 billion → DDA up $0.6 billion, or 2% → Money market, NOW, and savings down a combined $1.2 billion, or 2% → Higher-cost time deposits down $0.5 billion, or 3% Prior Year Variance • Client deposits increased $0.7 billion, or 1% → Lower-cost deposits up $3.7 billion, or 3% → Higher-cost time deposits declined $3.0 billion, or 17% ($ in billions) NOTE: Totals may not foot due to rounding $125.9 $125.4 $127.9 $127.7 $126.6 Deposits Down from Prior Quarter and Up from Prior Year

12 1. 2Q 13 estimated. Please refer to the appendix for additional detail on the calculation 2. The total shareholders’ equity to total assets ratio was 11.54%, 11.78%, 12.10%, 12.29%, and 12.25% for periods ending 2Q 12, 3Q 12, 4Q 12, 1Q 13, and 2Q 13, respectively. See the appendix for a reconcilement of tangible common equity to shareholders’ equity and tangible assets to total assets 3. Book value per share was $37.69, $37.35, $37.59, $37.89, and $37.65 for the periods ending 2Q 12, 3Q 12, 4Q 12, 1Q 13, and 2Q 13, respectively. See Appendix A within the earnings release for a reconcilement to book value per share Capital Levels and Ratios Remain Strong; Estimated Basel III Tier 1 Common Ratio of 9.5%¹ ($ in billions) Capital Position Tangible Common Equity Ratio2 Tangible Book Value Per Share3 1 $26.02 $25.72 $25.98 $26.33 $26.08 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 8.15% 8.31% 8.38% 8.57% 8.51% 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 $12.8 $13.2 $13.5 $13.9 $14.2 9.40% 9.82% 10.04% 10.13% 10.15% 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Basel I Tier 1 Common $ Basel I Tier 1 Common % ¹

Consumer Banking and PWM Income Statement Highlights

($ in millions)

	2Q 12	2Q 13	%Change
Net Interest Income (FTE)	$682	$646	(5%)
Noninterest Income	389	372	(4%)
Total Revenue (FTE)	1,071	1,018	(5%)
Provision for Credit Losses	128	99	(23%)
Noninterest Expense	756	690	(9%)
Net Income	$120	$145	21%
Key Statistics ($ in billions)			
Tangible Efficiency Ratio[1]	67.7%	65.4%	
Total Loans[2]	$42.2	$40.3	(5%)
Consumer and Commercial Deposits[2]	$84.6	$83.9	(1%)

Highlights[3]

- Net income up 21%
- Provision for credit losses lower due to continued asset quality improvement in home equity
- Expenses down 9% as a result of ongoing efficiency focus
- Efficiency ratio improved over 200 basis points to 65.4%
- Loan balances down as a result of $2 billion student loan sales in 4Q 12, otherwise balances were stable
- Favorable deposit mix trends continued resulting in lower deposit rates paid
- Continued to see strong loan production across most products—Consumer loan production up 16%

1. Reported efficiency ratios were 70.6% and 67.7% for 2Q 12 and 2Q 13, respectively. The impact from excluding the amortization of intangible assets was (3.0%) and (2.3%) for 2Q 12 and 2Q 13, respectively
2. Average balances
3. Comparisons are 2Q 12 versus 2Q 13 unless otherwise noted

NOTE: Totals may not foot due to rounding. Prior year results have been restated to include the effect of moving small business banking from Wholesale Banking to Consumer Banking and Private Wealth Management during the second quarter of 2013

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SunTrust

Wholesale Banking Income Statement Highlights

($ in millions)

	2Q 12	2Q 13	% Change
Net Interest Income (FTE)	$408	$426	4%
Noninterest Income	334	333	--%
Total Revenue (FTE)	742	759	2%
Provision for Credit Losses	57	18	(68)%
Noninterest Expense	450	405	(10)%
Net Income	$168	$230	37%
Key Statistics ($ in billions)			
Tangible Efficiency Ratio[1]	58.9%	52.2%	
Total Loans[2]	$50.3	$53.5	6%
Consumer and Commercial Deposits[2]	$37.7	$39.0	3%

Highlights[3]

- Net income up 37%; second highest quarter on record
- Loan growth of 6%, with continued growth in C&I
- Another strong quarter for Corporate and Investment Banking—third highest net income quarter ever
  → Continued growth in lead relationships
- CRE was again profitable and grew loan balances sequentially with marked production increases from prior year
- Provision for credit losses lower due to continued asset quality improvement in CRE and commercial construction
- Net interest income up 4% due to loan growth
- Noninterest expenses down 10% due to reduced OREO costs
- Efficiency ratio improved over 650 basis points

1. Reported efficiency ratios were 60.7% and 53.5% for 2Q 12 and 2Q 13, respectively. The impact from excluding the amortization of intangible assets was (1.8%) and (1.3%) for 2Q 12 and 2Q 13, respectively.
2. Average balances
3. Comparisons are 2Q 12 versus 2Q 13

NOTE: Totals may not foot due to rounding. Prior year results have been restated to include the effect of moving small business banking from Wholesale Banking to Consumer Banking and Private Wealth Management during the second quarter of 2013

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SunTrust

Mortgage Banking Income Statement Highlights

($ in millions)

	2Q 12	2Q 13	% Change
Net Interest Income (FTE)	$131	$141	8%
Noninterest Income	179	131	(27)%
Total Revenue (FTE)	310	272	(12)%
Provision for Credit Losses	165	61	(63)%
Noninterest Expense	343	339	(1)%
Net Loss	($116)	($76)	34%
Key Statistics ($ in billions)			
Tangible Efficiency Ratio[1]	111%	125%	
Total Loans[2]	$30.8	$27.6	(11)%
Consumer and Commercial Deposits[2]	$3.6	$3.7	5%
Production Volume	$8.3	$9.1	10%

Highlights[3]

- Net loss reduced by 34%
  - → $104 million improvement in provision for credit losses
  - → Noninterest income declined due to lower gain on sale margin and servicing revenue, partially offset by higher volume-driven origination fees and lower repurchase provision
- Sequential quarter net loss increased, primarily due to lower servicing revenue and increased cyclical costs [4]
- Production volume of $9 billion was the highest level since 3Q 09, up 10% from the prior year and 3% from the prior quarter
  - → Purchase volume increased by $1.4 billion sequentially and accounted for 34% of volume, up from 20% in 1Q 13
  - → Refinance volume expected to decline in 2H 13 if higher mortgage rates are sustained
- Channel optimization continued; Consumer Direct accounted for 14% of closed loans, up from 8% in 2Q 12

1. Reported efficiency and tangible efficiency ratios are the same for both periods, as there are no adjustments for the amortization of intangible assets
2. Average balances
3. Comparisons are 2Q 12 versus 2Q 13 unless otherwise noted
4. Please refer to page 29 of the appendix for additional detail on cyclical costs; the sequential quarter increases in operating losses and collection expenses were driven by the Mortgage Banking segment

NOTE: Totals may not foot due to rounding

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SunTrust

16 2Q 13 Summary Earnings • Earnings per diluted share of $0.68, up 36% compared to $0.50 per share in the prior year • Net income available to common shareholders grew to $365 million Revenue • Net interest income 1% lower sequentially due to lower commercial loan swap income • Noninterest income declined slightly from the prior quarter, as broad-based growth in most categories was offset by lower mortgage revenue Expenses • Expenses down 10% from prior year, due to widespread reductions in core operating and cyclically high costs 1 • Expenses increased 2% from prior quarter. Core operating costs declined; cyclical costs higher 1 Balance Sheet • Average performing loans $0.6 billion higher than prior quarter; portfolio diversification continued, with increases in C&I and CRE • Average deposits up 1% from prior year, as DDA increased, while higher-cost time deposits continued to runoff. Average deposits down 1% from prior quarter, as an increase in DDA was more than offset by declines in MMA and NOW balances Credit and Capital • Nonperforming loans declined 22% from prior quarter • Net charge-off ratio improved to 0.59% annualized • NPLs and NCOs at their lowest levels in over five years • Tier 1 common ratio increased to 10.15% (estimated) • Quarterly common stock dividend increased from $0.05 to $0.10 per share, and $50 million of common stock was repurchased

Appendix

18 Securities Portfolio Available for Sale 1Q 13 2Q 13 $ Change U.S. Treasury and Agencies $3.1 $3.0 ($0.1) MBS – Agency 19.2 18.9 (0.3) U.S. States and Subdivisions 0.3 0.3 - Other 1.2 1.2 - Total Available for Sale $23.8 $23.4 ($0.4) ($ in billions, period end balances) High Quality and Liquid Portfolio

30 – 89 Day Delinquencies by Loan Class

Excluding Government-Guaranteed Loans

Delinquencies Remained at Low Levels

($ in millions)

	2Q 12	3Q 12	4Q 12	1Q 13	2Q 13	Memo: 2Q 13 Loan Balance
30-89 Accruing Delinquencies						
Commercial & industrial	0.15%	0.16%	0.15%	0.17%	0.14%	$55,070
Commercial real estate	0.17	0.44	0.26	0.18	0.34	4,308
Commercial construction	0.15	0.04	0.07	0.03	0.01	667
Total Commercial Loans	0.15	0.18	0.16	0.17	0.16	$60,045
Residential mortgage – guaranteed	-	-	-	-	-	$3,622
Residential mortgage – non-guaranteed	1.05	1.05	0.82	0.76	0.70	23,341
Home equity products	0.99	0.95	1.00	0.79	0.78	14,682
Residential construction	0.84	1.54	2.03	1.04	1.07	635
Total Residential Loans[1]	1.02	1.02	0.91	0.78	0.74	$42,280
Guaranteed student loans	-	-	-	-	-	$5,431
Other direct	0.62	0.72	0.61	0.52	0.64	2,483
Indirect	0.43	0.53	0.62	0.38	0.44	11,151
Credit card	1.06	1.01	1.08	1.03	0.89	641
Total Consumer Loans[2]	0.49	0.58	0.64	0.44	0.50	$19,706
Total SunTrust - excluding government-guaranteed delinquencies[3]	**0.51%**	**0.53%**	**0.48%**	**0.41%**	**0.40%**	**$122,031**
Impact of excluding government-guaranteed delinquencies	0.46%	0.42%	0.45%	0.37%	0.31%	
Total SunTrust - including government-guaranteed delinquencies[4]	**0.97%**	**0.95%**	**0.93%**	**0.78%**	**0.71%**	

1. Excludes delinquencies on all federally guaranteed mortgages
2. Excludes delinquencies on federally guaranteed student loans
3. Excludes delinquencies on federally guaranteed mortgages and student loans from the calculation
4. Excludes mortgage loans guaranteed by GNMA that SunTrust has the option, but not the obligation, to repurchase

NOTE: Totals may not foot due to rounding

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SunTrust

Nonperforming Loans by Loan Class

22% Sequential Quarter and 54% YOY Decline

($ in millions)

	2Q 12	3Q 12	4Q 12	1Q 13	2Q 13	Memo: 2Q 13 Loan Balance
Nonperforming Loans						
Commercial & industrial	$331	$288	$195	$205	$227	$55,070
Commercial real estate[1,3]	233	119	66	59	54	4,308
Commercial construction	131	75	34	25	23	667
Total Commercial Loans	$695	$482	$294	$289	$304	$60,045
Residential mortgages – guaranteed	-	-	-	-	-	$3,622
Residential mortgages – nonguaranteed[1,2,3]	$1,286	$786	$775	$721	$516	23,341
Home equity products[2,3]	302	310	341	334	225	14,682
Residential construction	154	129	112	102	84	635
Total Residential Loans	$1,742	$1,225	$1,228	$1,157	$825	$42,280
Guaranteed student loans	-	-	-	-	-	$5,431
Other direct	$4	$6	$6	$6	$4	2,483
Indirect	17	18	18	15	8	11,151
Credit cards	-	-	-	-	-	641
Total Consumer Loans	$21	$24	$25	$21	$12	$19,706
Total	**$2,458**	**$1,731**	**$1,547**	**$1,467**	**$1,141**	**$122,031**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale
2. In 3Q 12, $81 million of junior liens that were current on payments but subordinate to a seriously delinquent first mortgage were moved to nonperforming status
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. In 2Q 13, $220 million of loans previously discharged from Chapter 7 bankruptcy were returned to performing status, due to their being current for six consecutive months from the time they were categorized as nonperforming

NOTE: Totals may not foot due to rounding

20

SunTrust

Net Charge-off Ratios by Loan Class

NCOs at Lowest Level Since 4Q 07

($ in millions)

	2Q 12	3Q 12	4Q 12	1Q 13	2Q 13	Memo: 2Q 13 Loan Balance
Net Charge-off %'s to Avg. Loans (annualized)						
Commercial Loans						
Commercial & industrial	0.26%	0.25%	0.44%	0.33%	0.30%	$55,070
Commercial real estate[1,3]	0.89	2.71	0.94	0.24	0.24	4,308
Commercial construction	7.70	2.66	(0.33)	(0.13)	(0.34)	667
Total Commercial Loans	0.45	0.49	0.46	0.32	0.29	$60,045
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	$3,622
Residential mortgages – nonguaranteed[1,2,3]	1.84	4.20	2.71	1.25	0.94	23,341
Home equity products[2,3]	2.64	3.69	3.60	1.79	1.55	14,682
Residential construction	25.16	9.99	4.31	10.90	4.80	635
Total Residential Loans	2.33	3.63	2.75	1.48	1.13	$42,280
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	$5,431
Other direct	1.55	1.88	1.92	1.19	1.11	2,483
Indirect	0.19	0.32	0.37	0.46	0.17	11,151
Credit cards	4.47	3.18	3.18	3.40	3.13	641
Total Consumer Loans	0.38	0.46	0.53	0.52	0.34	$19,706
Total	**1.14%**	**1.64%**	**1.30%**	**0.76%**	**0.59%**	**$122,031**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale. A $172 million net charge-off was recognized
2. In 3Q 12, the timing of NCO recognition of junior liens was moved from 180 days to 120 days. This resulted in $65 million in incremental NCOs
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $39 million and $79 million, respectively, were recognized

NOTE: Totals may not foot due to rounding

21

SunTrust

Net Charge-offs by Loan Class

NCOs at Lowest Level Since 4Q 07

($ in millions)

	2Q 12	3Q 12	4Q 12	1Q 13	2Q 13	Memo: 2Q 13 Loan Balance
Net Charge-off $'s						
Commercial Loans						
Commercial & industrial	$33	$33	$58	$44	$42	$55,070
Commercial real estate[1,3]	11	32	10	2	3	4,308
Commercial construction	19	6	(1)	(0)	(1)	667
Total Commercial Loans	$63	$71	$68	$45	$44	$60,045
Residential Loans						
Residential mortgages – guaranteed	-	-	-	-	-	$3,622
Residential mortgages – nonguaranteed[1,2,3]	$110	$255	$161	$71	$54	23,341
Home equity products[2,3]	102	140	135	65	57	14,682
Residential construction	56	20	8	20	8	635
Total Residential Loans	$268	$415	$304	$156	$119	$42,280
Consumer Loans						
Guaranteed student loans	-	-	-	-	-	$5,431
Other direct	$9	$11	$11	$7	$6	2,483
Indirect	4	9	10	13	5	11,151
Credit cards	6	5	5	5	5	641
Total Consumer Loans	$19	$25	$25	$25	$16	$19,706
Total	**$350**	**$511**	**$398**	**$226**	**$179**	**$122,031**

1. In 3Q 12, $544 million of nonperforming residential mortgage and CRE loans were either sold or transferred to held for sale. A $172 million net charge-off was recognized
2. In 3Q 12, the timing of NCO recognition of junior liens was moved from 180 days to 120 days. This resulted in $65 million in incremental NCOs
3. In 4Q 12, $162 million of nonperforming residential mortgage and CRE loans were sold, and $232 million of residential mortgage and home equity loans were reclassified as NPLs associated with the updated regulatory guidance related to post Chapter 7 bankruptcy. Net charge-offs of $39 million and $79 million, respectively, were recognized

NOTE: Totals may not foot due to rounding

22

SunTrust

23 $2,699 $2,640 $2,501 $2,499 $2,781 $694 $482 $639 $655 $415 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Accruing Nonaccruing Troubled Debt Restructuring (TDR) Composition TDR Trend Prior Quarter Variance • Nonaccruing loans previously discharged from Chapter 7 bankruptcy were returned to performing status, due to their being current for six consecutive months from the time they were categorized as nonaccruing → Resulted in $220 million of loans being reclassified from nonaccruing to accruing TDR Prior Year Variance • Total TDRs declined by 6% → Accruing balances up slightly, while nonaccruing dropped 40% Prior Quarter Variance • Current TDRs were up due to the previously noted Chapter 7 bankruptcy loans returning to accruing status Prior Year Variance • Early stage TDRs up slightly, also due to Chapter 7 bankruptcy loans $3,196 $3,393 $3,154 $3,122 $3,140 ($ in millions) Mortgage and Consumer Loans Represent 95% of Accruing TDRs; 91% are Current on Principal and Interest Payments Early Stage Accruing TDR Delinquencies $2,424 $2,361 $2,281 $2,305 $2,554 $146 $161 $126 $115 $150 $74 $70 $57 $44 $44 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Current 30-59 DLQ 60-89 DLQ

24 Commercial Loan Swap Interest Income Commercial Loan Swap Interest Income Expected to be Stable Through 2013 Swap Income Forecast 1. 1M Libor forecast = 25bps throughout the forecast horizon Key Points • Additional commercial loan swaps were added at the end of 2Q 13 • Swap income is expected to remain stable for the remainder of 2013, then decline gradually in 2014 • As swaps mature, asset sensitivity increases • SunTrust receives a fixed rate and pays a floating rate (1 month LIBOR) on the notional value of the swaps ($ in millions) $114 $100 $100 $100 $100 $96 $90 $73 Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Ac tu al Ac tu al

25 NOTE: Totals may not foot due to rounding ($ in millions) Noninterest Income Reconciliation 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Total Noninterest Income $940 $2,542 $1,015 $863 $858 Adjustment Items: Securities Gains 14 1,941 1 2 - 3Q-4Q 12 Student and Ginnie Mae Loan Sale (Losses) (Other Income) - (92) - - - FMV and ARS (Trading Income) 1 6 31 14 3 Debt and SILC Valuation (Trading Income) (2) (47) (23) (24) 8 Fair Value Adjustments (Mortgage Production) 6 5 5 (3) (7) Total Adjustments 20 1,812 15 (11) 3 Adjusted Noninterest Income $920 $729 $1,000 $875 $855

26 Repurchase demands declined Summary Statistics Charge-offs increased as the pace of resolution accelerated Pending demands declined as a result of increased resolution volume and fewer new demands 1. Includes estimates 2. Amount is an estimate and is included in the $88.6 billion of remaining UPB NOTE: Totals may not foot due to rounding Mortgage Repurchase Trends Period-end Balance $652 $690 $655 $559 % Non-Agency 1% 3% 2% 2% ($ in millions) 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 $419 2% ($ in millions) 2Q 12 3Q 12 4Q 12 1Q 13 2005 & Prior $30 $20 $27 $26 2006 101 78 78 108 2007 247 213 187 255 2008 86 68 64 72 2009 - 2013 25 26 29 29 Total $489 $405 $384 $491 % Non-Agency 1% 2% 2% 1% 2Q 13 $29 108 238 34 28 $438 1% Beginning Balance $383 $434 $694 $632 Additions 155 371 12 14 Charge-Offs (104) (111) (74) (133) Ending Balance $434 $694 $632 $513 ($ in millions) 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 $513 15 (165) $363 Sold UPB $251.9 Remaining UPB 88.6 Cumulative Repurchase Requests 7.7 Requests Resolved 7.2 Losses Recognized to Date 1.9 2Q 2013 Reserve 0.4 Income Statement Impact to Date 2.2 Memo: Non-Agency UPB 2 $11.9 Metric (2005 – 2013 vintages) 1 Amount ($B)

27 Mortgage Servicing Income Supplemental Information ($ in millions) 1. Includes contractually specified servicing fees, late charges, and other ancillary revenues 2. Due primarily to the receipt of monthly servicing fees and from prepayments 3. Fair value mark-to-market of the Mortgage Servicing Rights asset from changes in market rates and other assumption updates, exclusive of the "decay” 4. Impact of using derivatives to hedge the risk of changes in the fair value of the MSR NOTE: Totals may not foot due to rounding 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Servicing Fees 1 $82 $79 $83 $77 $77 (54) (61) (68) (73) (78) Changes in MSR Valuation Due to Inputs / Assumptions 3 (227) (55) 44 90 160 Hedging Activity 4 269 101 (14) (56) (158) Net Hedge 42 46 31 34 2 Mortgage Servicing Income $70 $64 $45 $38 $1 Memo: Total Loans Serviced for Others $118,887 $115,814 $113,243 $111,973 $109,307 Annualized Servicing Fees / Total Loans Serviced for 28 27 29 28 28 Others (bps) Changes in MSR Value from Collection / Realization of Cash Flow ("Decay") 2

28 Noninterest Expense Reconciliation ($ in millions) 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Total Noninterest Expense $1,546 $1,726 $1,510 $1,363 $1,397 Adjustment Items: Affordable Housing Writedown (Other Expense) - 96 - - - Charitable Contribution of KO Shares (Marketing & Customer Development) - 38 - - - Real Estate Related Charge (Other Expense) - 17 - - - Goodwill Impairment (Amortization of Intangibles) - 7 - - - Loss on Debt Extinguishment 13 2 - - - Severance (Other Expense) 1 29 - - - Total Adjustments 14 189 - - - Adjusted Noninterest Expense $1,532 $1,537 $1,510 $1,363 $1,397

29 Additional Noninterest Expense Disclosure Credit-Related Expenses and Operating Losses Cyclical Costs Down 31% from Prior Year. Normalized Annual Costs Still Expected to be < $325 Million ($ in millions) $69 $71 $77 $39 $72 $52 $30 $8 $1 $45 $48 $41 $20 $38 $16 $17 $16 $12 $14 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Operating Losses Other Real Estate (Other Exp.) Collection Services (Other Exp.) Credit Services (Other Exp.) $182 $166 $142 $71 $125

30 Reconciliation of Tier 1 Common Equity Ratio1 2Q 13 Tier 1 Common Equity - Basel I $14.2 Adjustments from Basel I to Basel III 2 0.0 Tier 1 Common Equity - Basel III 3 $14.2 Risk-weighted Assets - Basel I $139.0 Adjustments from Basel I to Basel III 4 9.7 Risk-weighted Assets - Basel III 3 $148.7 Tier 1 Common Equity Ratio Basel I 10.2% Basel III 3 9.5% ($ in billions) 1. The Tier 1 common equity ratio is a financial measure that is used by regulators, bank management, and investors to assess the capital position of financial services companies. The Tier 1 common equity ratio as calculated for Basel III is considered non-GAAP, and as such we have presented a reconciliation to the Tier 1 common equity ratio under Basel I that is currently used by regulators. All figures are estimated at the time of the earnings release and subject to revision 2. Improved treatment of mortgage servicing assets essentially offset by disallowed deferred tax assets 3. The Basel III calculations of Tier 1 common equity, risk-weighted assets, and the Tier 1 common equity ratio are based upon the Company's interpretation of the final Basel III rules issued by the Federal Reserve on July 2, 2013, on a fully-phased-in basis. The Company's interpretation of the rules is subject to change, and as such, so are its estimated Basel III calculations 4. The largest differences between the risk-weighted assets as calculated under Basel I versus Basel III for SunTrust relate to the risk-weightings for certain commercial loans, unfunded commitments and mortgage servicing assets NOTE: Totals may not foot due to rounding

Reconciliation of Efficiency Ratio

($ in millions)

	2Q 12	3Q 12	4Q 12	1Q 13	2Q 13
Reported (GAAP) Basis					
Total Revenue - FTE	$2,246	$3,843	$2,291	$2,114	$2,100
Total Noninterest Expense	1,546	1,726	1,510	1,363	1,397
Amortization of Intangibles / Impairment of Goodwill	11	17	7	6	6
Efficiency Ratio	68.8%	44.9%	65.9%	64.5%	66.5%
Tangible Efficiency Ratio	68.3%	44.5%	65.6%	64.2%	66.3%
Adjusted Basis [1]					
Reported Revenue	$2,246	$3,843	$2,291	$2,114	$2,100
Adjustment Items:					
Securities Gains	14	1,941	1	2	-
3Q-4Q 12 Student / Ginnie Mae Loan Sale (Losses)	-	(92)	-	-	-
FMV and ARS	1	6	31	14	3
Debt and SILC Valuation	(2)	(47)	(23)	(24)	8
Fair Value Adjustments	6	5	5	(3)	(7)
Adjusted Revenue	$2,226	$2,030	$2,276	$2,125	$2,097
Reported Noninterest Expense	$1,546	$1,726	$1,510	$1,363	$1,397
Adjustment Items:					
Affordable Housing Writedown	-	96	-	-	-
Charitable Contribution of KO Shares	-	38	-	-	-
Real Estate Charge	-	17	-	-	-
Goodwill Impairment	-	7	-	-	-
Loss on Debt Extinguishment	13	2	-	-	-
Severance	1	29	-	-	-
Adjusted Expense	$1,532	$1,537	$1,510	$1,363	$1,397
Efficiency Ratio - Adjusted Basis	68.8%	75.7%	66.3%	64.1%	66.6%
Tangible Efficiency Ratio - Adjusted Basis	68.3%	75.2%	66.0%	63.8%	66.3%

1. Adjusted revenue and expenses are provided as they remove certain items that are material and/or potentially non-recurring. Adjusted figures are intended to provide management and investors information on trends that may be more easily compared to other institutions

NOTE: Totals may not foot due to rounding

31

SunTrust

32 Reconciliation of Non GAAP Measures Jun 30 Sep 30 Dec 31 Mar 31 Jun 30 2012 2012 2012 2013 2013 Total shareholders' equity $20.6 $20.4 $21.0 $21.2 $21.0 Goodwill, net of deferred taxes (6.2) (6.2) (6.2) (6.2) (6.2) Other intangible assets including MSRs, net of deferred taxes (0.9) (0.9) (0.9) (1.1) (1.2) MSRs 0.9 0.8 0.9 1.0 1.2 Tangible equity 14.3 14.1 14.7 14.9 14.8 Preferred stock (0.3) (0.3) (0.7) (0.7) (0.7) Tangible common equity $14.0 $13.9 $14.0 $14.2 $14.0 Total assets $178.3 $173.2 $173.4 $172.4 $171.5 Goodwill (6.4) (6.4) (6.4) (6.4) (6.4) Other intangible assets including MSRs (0.9) (0.9) (1.0) (1.1) (1.2) MSRs 0.9 0.8 0.9 1.0 1.2 Tangible assets $171.8 $166.7 $167.0 $166.0 $165.1 Tangible equity to tangible assets 8.31% 8.48% 8.82% 9.00% 8.95% Tangible common equity to tangible assets 8.15% 8.31% 8.38% 8.57% 8.51% Tangible book value per common share $26.02 $25.72 $25.98 $26.33 $26.08 NOTE: Totals may not foot due to rounding ($ in billions, except per share data)